CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Cantor Select Portfolios Trust of our report dated November 17, 2021, relating to the financial statements and financial highlights, which appears in Cantor Growth Equity Fund’s (formerly known as Delaware Growth Equity Fund) Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 26, 2023